 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2020 (June 9, 2020)

Appian Corporation
(Exact name of Registrant as Specified in Its Charter)

Delaware		001-38098	54-1956084
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive			22102
Tysons,	VA		(Zip Code)
(Address of principal executive offices)
Registrant’s Telephone Number, Including Area Code: (703) 442-8844

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock	APPN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 9, 2020, Appian Corporation (the “Company”) held a virtual annual meeting of stockholders (the “Annual Meeting”). At the beginning of the Annual Meeting, there were 29,579,396 shares of Class A common stock and 30,770,196 shares of Class B common stock present at the Annual Meeting in person or by proxy, which represented approximately 93% of the combined voting power of the shares of Class A common stock and Class B common stock entitled to vote at the Annual Meeting (voting together as a single class), and which constituted a quorum for the transaction of business. Holders of the Company’s Class A common stock were entitled to one vote for each share held as of the close of business on April 15, 2020 (the “Record Date”), and holders of the Company’s Class B common stock were entitled to ten votes for each share held as of the Record Date.

At the Annual Meeting, the Company’s stockholders voted on the following four proposals: (i) election of seven nominees to serve as directors until the 2021 annual meeting of stockholders and until their respective successors are elected and qualified (“Proposal 1”), (ii) ratification of the selection by the Audit Committee of the Company’s Board of Directors of BDO USA, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020 (“Proposal 2”), (iii) approval, on an advisory basis, of the compensation of the Company's named executive officers as described in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 28, 2020 (“Proposal 3”), and (iv) indication, on an advisory basis, on the preferred frequency of future stockholder advisory votes on the compensation of the Company's named executive officers (“Proposal 4”). The final results of the voting on each proposal are set forth below.

Proposal 1 – Election of Directors

The Company’s stockholders re-elected all nominees for director. The votes were cast as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Matthew Calkins	323,509,876	1,717,161	12,054,319
Robert C. Kramer	323,592,539	1,634,498	12,054,319
A.G.W. "Jack" Biddle, III	319,032,091	6,194,946	12,054,319
Prashanth "PV" Boccassam	323,383,001	1,844,036	12,054,319
Michael G. Devine	323,568,925	1,658,112	12,054,319
Barbara "Bobbie" Kilberg	323,485,861	1,741,176	12,054,319
Michael J. Mulligan	323,415,631	1,811,406	12,054,319

Proposal 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders approved Proposal 2. The votes were cast as follows:

Votes For	Votes Against	Abstained
336,807,271	352,622	121,463

Proposal 3 – Advisory Vote on Executive Compensation

The Company’s stockholders approved, on a non-binding advisory basis, Proposal 3. The votes were cast as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
322,011,301	654,929	2,560,807	12,054,319

Proposal 4 – Advisory Vote on the Frequency of Solicitation of Advisory Stockholder Approval of Executive Compensation

The Company’s stockholders indicated, on a non-binding advisory basis, the preferred frequency for the solicitation of future advisory stockholder approval of compensation paid to the Company’s named executive officers be held every year. The votes were cast as follows:

1 year	2 years	3 years	Abstained
324,954,403	98,656	114,994	58,984

Consistent with the stockholder voting results above and the recommendation of the Board of Directors of the Company as disclosed in the Company’s proxy statement for the Annual Meeting, the Company has determined to solicit a non-binding advisory vote on the compensation of the Company’s named executive officers every year until the next required stockholder vote on the frequency of such non-binding advisory vote or until the Board of Directors of the Company determines that a different frequency of such non-binding advisory vote is in the best interest of the Company’s stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Appian Corporation

Date: June 12, 2020	By:	/s/ Mark Lynch
Mark Lynch
Chief Financial Officer